                                                        REGISTRATION NO.
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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                               ----------------

                                   FORM S-3

                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                               ----------------

                            THE QUAKER OATS COMPANY
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              NEW JERSEY                             36-1655315
    (STATE OR OTHER JURISDICTION OF               (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)               IDENTIFICATION NO.)

                              321 N. CLARK STREET
                         CHICAGO, ILLINOIS 60610-4714
                                (312) 222-7111
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                 OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                             R. THOMAS HOWELL, JR.
                               VICE PRESIDENT -
                         GENERAL CORPORATE COUNSEL AND
                              CORPORATE SECRETARY
                            THE QUAKER OATS COMPANY
                              321 N. CLARK STREET
                            CHICAGO, IL 60610-4714
                                (312) 222-7778
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, FOR AGENT FOR SERVICE)

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
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
                                                       PROPOSED       PROPOSED
                                                       MAXIMUM        MAXIMUM
                                         AMOUNT        OFFERING      AGGREGATE      AMOUNT OF
      TITLE OF EACH CLASS OF             TO BE        PRICE PER       OFFERING     REGISTRATION
    SECURITIES TO BE REGISTERED        REGISTERED       UNIT*          PRICE*          FEE
-----------------------------------------------------------------------------------------------
 Common Stock, par value $5.00 per
 share (including Preferred Stock      3,000,000
 Purchase Rights).................       shares         $33.00      $99,000,000      $34,138

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  *Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c), based upon the average of the high and low prices of the Common Stock reported as New York Stock Exchange-Composite Transactions for September 25, 1995.

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

PROSPECTUS

                                     LOGO

                            THE QUAKER OATS COMPANY

                 DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

The Dividend Reinvestment and Stock Purchase Plan (the "Plan") of The Quaker Oats Company (the "Company" or "Quaker") provides participants in the Plan with a simple and convenient method for purchasing shares of the $5 Par Value Common Stock of the Company (the "Common Stock") without incurring fees. Cash dividends on shares of Common Stock held in the Plan will be automatically reinvested.
The dividend reinvestment and/or cash payment options offered under the Plan for eligible shareholders of record are:
    * FULL DIVIDEND REINVESTMENT--Automatically reinvest cash dividends on all shares of Common Stock held of record.
    * PARTIAL DIVIDEND REINVESTMENT--Automatically reinvest cash dividends on part of the shares of Common Stock held of record, while continuing to receive cash dividends on the other shares.
    * OPTIONAL CASH PAYMENTS--Invest by making optional cash payments of $10 or more per payment, up to a total of $30,000 per calendar year, whether or not any dividends on shares of Common Stock held of record are reinvested.
Eligible employees may participate in the Plan by purchasing shares of Common Stock through periodic payroll deductions and/or by making optional cash payments in amounts of $10 or more per month, up to an aggregate of $30,000 per calendar year.
Shares purchased for use in the Plan may be newly issued shares of previously authorized and unissued Common Stock or treasury shares. Shares may also be purchased on the open market.
The price of shares of Common Stock purchased with reinvested cash dividends, optional cash payments or amounts deducted from employee participants' pay will be 100% of a defined average market price of the shares. See page 9, "Share Purchase Prices," for a definition of the defined average price.
The Prospectus relates to 3,000,000 authorized and issued shares of the Company's Common Stock registered for sale under the Plan. The Company suggests that this Prospectus be retained for future reference.
Neither the Company nor the Harris Trust and Savings Bank ("Harris Bank" or the "Bank"), the administrator of the Plan, can or does assure a participant of a profit or protection against a loss on the shares purchased under the Plan. The Plan does not represent a change in the Company's dividend policy. Payment of dividends will continue to depend on future earnings, financial requirements and other factors.

                               ----------------

  THESE  SECURITIES  HAVE  NOT  BEEN  APPROVED  OR  DISAPPROVED  BY  THE
   SECURITIES   AND  EXCHANGE  COMMISSION   OR  ANY  STATE   SECURITIES
    COMMISSION,  NOR HAS ANY SUCH COMMISSION PASSED UPON  THE ACCURACY
     OR  ADEQUACY  OF  THIS  PROSPECTUS. ANY  REPRESENTATION  TO  THE
      CONTRARY IS A CRIMINAL OFFENSE.

              THE DATE OF THIS PROSPECTUS IS SEPTEMBER 28, 1995.

         DOCUMENTS INCORPORATED BY REFERENCE AND AVAILABLE INFORMATION

This Prospectus contains, or incorporates by reference, information concerning the Company and the Plan, but does not contain all the information set forth in the Registration Statement and the exhibits thereto, which the Company has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C., under the Securities Act of 1933, as amended, and to which reference is made.

The Annual Report on Form 10-K for the fiscal year ended June 30, 1995 is incorporated by reference in this Prospectus.

The descriptions of the Company's Common Stock and Preferred Stock Purchase Rights included in registration statements filed pursuant to Section 12 of the Securities Exchange Act of 1934 and any amendments and reports filed for the purpose of updating those descriptions are incorporated by reference in this Prospectus.

All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Act after the date of this Prospectus and before the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents. Additional updating information with respect to the securities and the Plan covered herein may be provided in the future to participants by means of supplements to the Prospectus. Copies of information concerning the Company which has been filed with the Commission and which is incorporated herein by reference will be provided by the Company without charge (except for exhibits thereto) upon written or oral request directed to The Quaker Oats Company, Shareholder Services, P.O. Box 049001, Chicago, Illinois 60604-9001, Telephone (800) 685-6566.

The Company is subject to the informational requirements of the Act and in accordance with the Act files reports, proxy statements and other information with the Commission. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C., and at the Commission's Regional
Offices: Federal Building, 26 Federal Plaza, New York, New York; and Citicorp Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, such material can be inspected at the offices of the New York, Pacific, and Chicago Stock Exchanges, on which the Company's Common Stock is listed.

                                  THE COMPANY

The Company is a major worldwide producer and marketer of packaged brand-name grocery products, including beverages, cereals, mixes, table syrup, corn products, and frozen foods. The Company also produces beverages through its subsidiary, Stokely-Van Camp, Inc.

The Company was incorporated in New Jersey in 1901. Its executive offices are located at 321 North Clark Street, Chicago, Illinois 60610-4714. The Company's telephone number is (312) 222-7111.

                            DESCRIPTION OF THE PLAN

The Plan originally was approved by the Board of Directors on September 8, 1982 and became effective on January 3, 1983. As of the date of this Prospectus, 3,000,000 shares of authorized but unissued Common Stock will be reserved for issuance under the Plan. Additional shares may be reserved in the future. Shares purchased for use in the Plan may be newly issued shares of previously unauthorized and unissued Common Stock or treasury shares. At the Company's option, shares may also be purchased on the open market.

PURPOSE

The purpose of the Plan is to provide shareholders of record and eligible employees with a simple and convenient method of purchasing shares of the Company's Common Stock. Once enrolled in the Plan, eligible shareholders may use cash dividends and/or make optional cash payments to acquire additional shares of Common Stock without incurring purchase fees, including brokerage commissions or service charges. Eligible employees may use periodic payroll deductions and/or make optional cash payments to acquire additional shares of Common Stock without incurring purchase fees. Shares acquired under the Plan's dividend reinvestment, payroll deduction and cash payment options will be credited to participants' Plan accounts, and cash dividends on such shares will be automatically reinvested. Purchases of newly issued shares or treasury shares will provide the Company with funds which will be used for general corporate purposes. Shares purchased on the open market will not provide the Company with funds.

ADVANTAGES

Participants in the Plan who are shareholders of record of the Company's Common Stock may

    * automatically reinvest dividends on all or a portion of their shares held of record at the defined average market price on the applicable Investment Date.

    * periodically invest additional cash (in amounts of not less than $10 per payment, up to a total of $30,000 per calendar year) to purchase shares of Common Stock at the defined average market price on the applicable Investment Date.

Participants in the Plan who are employees may

    * authorize periodic payroll deductions (in amounts of not less than $10 per month nor more than $2,500 per month) to be used for the purchase of Common Stock at the defined average market price on the applicable Investment Date.

    * periodically invest cash (in amounts of not less than $10 per payment, up to a total of $30,000 per calendar year when combined with their payroll deductions, if any) to purchase shares of Common Stock at the defined market price on the applicable Investment Date.

All participants in the Plan will

    * have cash dividends on shares credited to their Plan accounts automatically reinvested in additional shares of Common Stock at the defined average market price on the applicable Investment Date.

    * participate without incurring fees in connection with purchases under the Plan, including brokerage commissions or service charges.

    * benefit from full investment of funds under the Plan because fractional shares, as well as whole shares, will be credited to their accounts; and dividends on such fractions, as well as on whole shares, will be reinvested in additional shares.

    * avoid the need for safekeeping of certificates for shares of Common Stock credited to their accounts under the Plan.

    * receive periodic statements from Harris Bank reflecting all current activity in their Plan accounts, thereby affording participants simplified recordkeeping. See page 10, "Reports to Participants."

See page 9, "Purchases of Shares," for a definition of the applicable Investment Date and "Share Purchase Prices," for a definition of average market price.

ADMINISTRATION

The Company has appointed Harris Bank as its agent to administer the Plan, maintain records, send statements of account to participants and perform other duties relating to the Plan, subject to the direction of the Company. Harris Bank also acts as dividend disbursing agent, transfer agent and registrar for the Company's Common Stock.

Harris Bank will hold for safekeeping the shares of Common Stock under the Plan for each participant until termination of participation in the Plan or receipt of a request in writing from a participant for all or part of his or her shares. Shares held by the Bank will be registered in the name of the Bank or one of its nominees, as agent for participants in the Plan. In addition, the Bank will accept and hold for safekeeping, at no charge to the participant, any shares registered in the name of a participant and deposited with the Bank by a participant.

In the event Harris Bank should resign or otherwise cease to act as agent for the Plan, the Company will make such other arrangements as it deems appropriate for administration of the Plan.

All inquiries, notices, requests and other communications regarding participation in the Plan (except as specifically indicated below) should be sent to the Bank at the following address:

                         Harris Trust and Savings Bank
                         Quaker Dividend Reinvestment
                         and Stock Purchase Plan
                         P.O. Box 95894
                         Chicago, IL 60690-9938

Participants may also call the Bank at (800) 344-1198.

PARTICIPATION BY SHAREHOLDERS OF RECORD

Participation in the Plan is completely voluntary. Shareholders who do not elect to participate in the Plan will continue to receive their cash dividends.

    Eligibility

In general, any shareholder who has shares of the Company's Common Stock registered in his or her own name is eligible to participate in the Plan. A beneficial owner, whose shares are registered in the name of another (e.g. in a broker's "street name" or in the name of a bank nominee or trustee) and who desires to participate in the Plan, must either make appropriate arrangements with the record holder to participate on behalf of the beneficial owner or must become a shareholder of record by having a part or all of such shares transferred into his or her own name.

    Enrollment

An eligible shareholder may join the Plan at any time by completing and signing the Authorization Form and returning it to Harris Bank in the postage-paid envelope provided for that purpose. If the shares of Common Stock are registered in more than one name (e.g., joint tenants or trustees), all registered holders must sign. Authorization Forms may be obtained at any time by writing Harris Bank at the following address.

                         Harris Trust and Savings Bank
                         Quaker Dividend Reinvestment
                         and Stock Purchase Plan
                         P.O. Box 95894
                         Chicago, IL 60690-9938

Participants may also call the Bank at (800) 344-1198.

Brokers, banks or other nominees who wish to participate in the Plan on behalf of their clients may request special participation arrangements by writing to Harris Bank.

The reinvestment of a shareholder participant's dividends will begin with the dividend payment date immediately following the date on which a signed Authorization Form specifying reinvestment of dividends is received by Harris Bank or the Company, provided such form is received by the Bank at least two business days before the record date for a dividend payment. If the Authorization Form is received after that time, the reinvestment of dividends will begin with the next cash dividend payment. Dividend payment dates for the Company's Common Stock have historically occurred on or about the 15th day of January, April, July and October.

    Investment Options

An eligible shareholder of record may elect to participate in the Plan through the following dividend reinvestment and/or cash payment options:

    FULL DIVIDEND REINVESTMENT--Directs Harris Bank to reinvest the cash dividends on all shares of Common Stock currently or subsequently registered in the participant's name.

    PARTIAL DIVIDEND REINVESTMENT--Directs Harris Bank to reinvest the cash dividends on a designated number of shares of Common Stock registered in the name of the participant. The Company will continue to pay cash dividends directly to the participant on the other shares.

    OPTIONAL CASH PAYMENTS--Permits the participant to make optional cash payments of $10 or more per payment, up to a total of $30,000 per calendar year, for the purchase of additional shares of Common Stock, whether or not any dividends on the shares of Common Stock registered in the name of the participant are reinvested.

All shares acquired by a shareholder of record through dividend reinvestment and optional cash payments will be credited to the participant's account under the Plan. Cash dividends on shares (including any fractional share interest) of Common Stock held in the participant's account under the Plan will be automatically reinvested in additional shares of Common Stock. Fractional share interests will be computed to four decimal places.

A shareholder participant may change his or her investment option by obtaining and completing a new Authorization Form and sending it to Harris Bank. The new Authorization Form must be received by the Bank at least two business days before the record date for a dividend payment in order to be effective for such payment.

    Withdrawal from Plan

A shareholder participant may withdraw from the Plan at any time by notifying Harris Bank in writing.

Termination of participation in the Plan by a shareholder of record will immediately stop all reinvestment of the participant's dividends if the notice of withdrawal is received by Harris Bank not later than the record date prior to the dividend payment date. Investment of optional cash payments will stop immediately if notification of withdrawal is received by the Bank at least two business days prior to the applicable Investment Date, which is the first business day of the month. The entire amount of any optional cash payment received for which reinvestment has been stopped by termination of participation in the Plan will be refunded to the participant. See page 11, "Issuance of Certificates or Sale of Shares on Withdrawal from Plan."

    Rejoining the Plan

Any eligible shareholder may rejoin the Plan at any time by completing a new Authorization Form. However, Harris Bank reserves the right to reject any such form from a previous shareholder participant on grounds of excessive termination and rejoining. Such reservation is intended to minimize administrative expense and to encourage use of the Plan as a long-term investment service.

PARTICIPATION BY ELIGIBLE EMPLOYEES

    Eligibility

Any regular full-time or part-time employee, who is on either the Company's U.S. or Canadian payroll, may enroll in the Plan. Employees need not be shareholders of record in order to participate.

    Enrollment

An eligible employee who is not a shareholder of record may join the Plan in one of two ways: (1) by electing to participate through payroll deductions (and other optional cash payments, if desired) or (2) by electing to participate with optional cash payments only.

To participate through payroll deductions, the employee should execute a combined Employee Investment Authorization and Payroll Deduction Authorization Form and return it to his or her Personnel Representative. To participate only with optional cash payments, the employee should mark the "Optional Cash Payments Only" box of the Employee Investment Authorization Form and forward it to the Bank, together with a check or money order (payable to Harris Trust and Savings Bank) in the amount of the cash payment. If the employee is not a shareholder of record at the time of his or her initial optional cash payment, the check or money order must be for an amount of at least $100. Thereafter, additional cash payments may be made in amounts of not less than $10 per payment, up to a total of $30,000 during any calendar year.

An employee's participation in the Plan will commence as soon as practicable after a completed Employee Investment Authorization Form is received by the Company (in the case of employees electing participation through payroll deductions) or by Harris Bank (in the case of employees electing to participate with optional cash payments only). In order to be entitled to receive dividends and have them reinvested under the Plan, an employee must have shares in his or her Plan account on or before a record date for the payment of dividends. Dividend payment dates for the Company's Common Stock have historically occurred on or about the 15th day of January, April, July and October.

    Changing Payroll Deductions

An employee participating in the Plan through payroll deductions may change the amount of such deductions by obtaining and completing a new Payroll Authorization Form and sending it to his or her Personnel Representative. Any such change will become effective as soon as practicable after the employee's request is received by the Company.

An employee may discontinue payroll deductions at any time by notifying his or her Personnel Representative in writing. Discontinuing payroll deductions will not automatically terminate participation in the Plan. Harris Bank will continue to reinvest dividends on shares in the employee's Plan account until the employee withdraws from the Plan. See page 8, "Withdrawal from Plan."

    Employees Who Are Shareholders of Record

An employee who is a shareholder of record may enroll in the Plan at any time, regardless of length of service with the Company, by executing an Authorization Form and forwarding it to Harris Bank, in the same manner as all other shareholders of record. See page 5, "Participation by Shareholders of Record." The payroll deduction option, however, is available only to employees satisfying the employee eligibility requirements.

    Investment Options

An eligible employee may participate in the Plan through periodic payroll deductions or by making optional cash payments, or both. Participation in the Plan is completely voluntary.

Payroll deductions will be made on a periodic basis in amounts of not less than $10 per month nor more than $2,500 per month. Payroll deductions will be withheld from each paycheck equally and will be invested as soon as possible after the end of the month. NO INTEREST WILL BE PAID BY QUAKER OR HARRIS BANK ON AMOUNTS DEDUCTED FROM PAY.

All employee participants may make optional cash payments as described more fully beginning on page 10, but the combined total of all payroll deductions and optional cash payments of any employee participant may not exceed $30,000 during any calendar year.

All shares acquired by an employee through payroll deductions, optional cash payments and reinvested dividends will be credited to the employee's account under the Plan. Cash dividends on all shares (including fractional shares) of Common Stock held in the Plan for the account of an employee participant will be automatically reinvested in additional shares of Common Stock. Fractional shares will be computed to four decimal places.

    Employee Participants Who Leave the Company

Termination of employment does not automatically terminate participation in the Plan. Dividends on shares held under the Plan for the account of an employee participant who leaves the Company will continue to be reinvested until the participant withdraws from the Plan. Optional cash payments may continue to be made by such participant so long as there are shares credited to his or her account under the Plan.

    Withdrawal from Plan

An employee participant may withdraw from the Plan at any time by notifying Harris Bank in writing. See page 11, "Issuance of Certificates or Sale of Shares on Withdrawal from Plan." If notification of withdrawal is received at least two business days prior to the applicable Investment Date, the Bank will immediately stop investment of any optional cash payments and uninvested payroll deductions. These payments and deductions will be refunded to the employee.

    Rejoining the Plan

Any eligible employee may rejoin the Plan at any time by completing a new Employee Investment Authorization Form. However, the Company reserves the right to reject any such form from a previous employee participant on grounds of excessive termination and rejoining. Such reservation is intended to minimize administrative expense and to encourage use of the Plan as a long-term investment service.

COSTS

Participants will incur no brokerage fees or other expenses in connection with purchases made under the Plan, whether shares are purchased from the Company or on the open market. All costs of administering the Plan will be paid by the Company except for amounts Harris Bank may charge for additional service, not provided for under the Plan, performed at a participant's request. Please see page 13, "Tax Considerations," for the tax treatment of brokerage fees paid by the Company.

PURCHASES OF SHARES

Harris Bank may purchase authorized and unissued shares or treasury shares from the Company for use in the Plan. The Plan also provides for the purchase of shares on the open market.

The Company anticipates that it will instruct Harris Bank to purchase shares on the open market for use in the Plan at such times as the Company believes that purchasing such shares on the open market in lieu of issuing new shares or treasury shares will serve the Company's best interests.

Purchases of Common Stock under the Plan will be made on (in the case of purchases from the Company) or as soon as reasonably practicable after (in the case of open market purchases) the following applicable "Investment Dates":

    (a) Each dividend payment date is an Investment Date for the reinvestment of cash dividends.

    (b) The first business day of each month is an Investment Date for the investment of optional cash payments.

    (c) The date when shares are actually purchased, which will be as soon as practicable after the end of the month in which the deductions are made, is an Investment Date for amounts deducted from employee participants' pay.

The number of shares of Common Stock to be purchased for a participant in the Plan depends on the purchase price of Common Stock determined as set forth below and, in the case of shareholder participants, on the amount of the participant's cash dividends and optional cash payments to be invested or, in the case of employee participants, on the amount of the employee's cash dividends, payroll deductions and optional cash payments to be invested. A participant's account will be credited with that number of shares of Common Stock (including any fractional share interest, computed to four decimal places) equal to the total amount to be invested divided by the applicable purchase price per share.

SHARE PURCHASE PRICES

The price of shares of Common Stock purchased from the Company will be the average of the daily high and low sales prices of shares of the Common Stock (as published in The Wall Street Journal report of New York Stock Exchange Composite Transactions) on the applicable Investment Date. The price of shares of Common Stock purchased for participants on the open market will be the purchase price of the shares purchased. If shares are purchased on the open market at more than one price, a weighted average will be used.

If there is no trading in the Company's Common Stock on The New York Stock Exchange (or if the Exchange is closed) for ten consecutive regular trading days prior to any Investment Date, all cash, whether dividends, optional cash payments or amounts deducted from pay, held for the purchase of Common Stock on such Investment Date will be returned to the participants. If Harris Bank or the Company determines that The Wall Street Journal contains a reporting error, market price reports may be obtained from such other sources as the Bank shall deem appropriate.

No shares of Common Stock will be sold by the Company for use in the Plan at a per-share price less than the par value of the shares.

OPTIONAL CASH PAYMENTS

    How the Cash Payment Option Works

An optional cash payment may be made by a participant when enrolling in the Plan by sending a check or money order (payable to Harris Trust and Savings
Bank) to the Bank with an Authorization Form (or an Employee Investment Authorization Form in the case of an employee). Once enrolled, the participant may use forms supplied by the Bank with each statement of account to make additional cash payments. Optional cash payments, if made, need not be in the same amount each time.

Optional cash payments received from participants in any month will be applied by Harris Bank to the purchase of additional shares of Common Stock on or as soon as practicable after the Investment Date following the receipt of such payments. Optional cash payments must be received by the Bank at least one business day prior to the applicable Investment Date. Any optional cash payments received on or after a monthly Investment Date will be held until the next succeeding monthly Investment Date. NO INTEREST WILL BE PAID BY QUAKER OR THE BANK ON OPTIONAL CASH PAYMENTS. THEREFORE, OPTIONAL CASH PAYMENTS SHOULD BE SENT SO AS TO REACH THE BANK SHORTLY BEFORE THE MONTHLY DEADLINE. PARTICIPANTS SHOULD ALLOW ADEQUATE TIME FOR MAILING.

    Limitations on Amount of Payments

Each optional cash payment by a shareholder participant must be at least $10, and the total of such payments may not exceed $30,000 during any calendar year. In the case of an employee participant, the combined total of all amounts deducted from the employee's pay and all optional cash payments made by such employee shall not exceed $30,000 during any calendar year.

Harris Bank will acknowledge receipt of all optional cash payments. In the case of a nominee who holds Common Stock for more than one beneficial owner, optional cash payments of more than $30,000 may be made, provided such nominee certifies to the Bank and the Company, accompanied by such documentation as the Company shall require, that each beneficial owner is not making optional cash payments in excess of the above limitation.

    Return of Uninvested Optional Cash Payments

A participant may, without terminating participation in the Plan, obtain the return of any uninvested optional cash payment upon written request received by Harris Bank at least two business days prior to the applicable Investment Date.

REPORTS TO PARTICIPANTS

Harris Bank will maintain an account for each participant. However, in the case of an employee participant who is both a shareholder of record and a participant through payroll deductions, the Bank will maintain separate accounts and will issue an individual statement for each account. All shares of Common Stock (including any fractional share interest, computed to four decimal places) purchased for a participant under the Plan will be credited to his or her account(s).

Each participant in the Plan will receive a quarterly statement of his or her account from Harris Bank as soon as practicable following each dividend payment date. The Bank will also furnish a participant with an account statement as soon as practicable following the investment of any optional cash payment. Investment of funds from payroll deductions will be reflected in quarterly statements to employee participants. THESE ACCOUNT STATEMENTS ARE THE PARTICIPANT'S CONTINUING RECORD OF CURRENT ACTIVITY AND THE COST OF SHARES PURCHASED AND SHOULD BE RETAINED FOR TAX PURPOSES.

In addition, each participant will receive copies of other communications sent to holders of the Company's Common Stock, including the Company's Annual and Interim Reports, the Notice of Annual Meeting and Proxy Statement, and the information needed for reporting dividend income for Federal income tax purposes.

CERTIFICATES FOR SHARES

    Shares Held by Harris Bank

Certificates for shares of Common Stock purchased under the Plan will not be issued to a participant unless requested by the participant or until his or her account is terminated. The number of shares credited to a participant's account under the Plan will be shown on each account statement mailed to the participant. While in the custody of Harris Bank, shares of Common Stock purchased under the Plan will be registered in the name of the Bank or one of its nominees. This convenience protects against loss, theft or destruction of stock certificates.

At any time a participant may, without terminating participation in the Plan, request in writing that Harris Bank issue a certificate for all or part of the whole shares credited to his or her Plan account. Any remaining whole shares and fractional share interest will continue to be credited to the participant's account.

Certificates or script for fractional share interests will not be issued under any circumstances.

    Issuance of Certificates or Sale of Shares on Withdrawal from Plan

A participant may at any time request withdrawal or sale of the shares from the participant's account by notifying the Bank in writing. When a participant withdraws from the Plan, or upon termination of the Plan by the Company, any uninvested optional cash payment and payroll deduction will be returned, certificates for whole shares credited to a participant's account under the Plan will be issued, and a cash payment will be made for any fractional share. The cash payment for the fractional share will be based on the current market price at the time of the withdrawal or termination.

Generally, it will require ten days to two weeks from the time notice of withdrawal from the Plan is received by Harris Bank or the Company until share certificates are mailed to a participant. If the notice is received between the record date for a dividend and a dividend payment date, share certificates (including the reinvested dividend) will be mailed as soon as practicable after the dividend payment date.

Upon withdrawal from the Plan, a participant may request Harris Bank to sell all or a part of the whole shares of Common Stock credited to his or her account under the Plan and to remit to the participant the proceeds of such sale, less any applicable brokerage commissions, service charges and transfer taxes. Sale requests may be accumulated by the Bank. The sale of shares on behalf of a participant who withdraws from the Plan will be effected as soon as practicable, generally within ten trading days after the Bank's receipt of the request to sell. If the request is received between the record date for a dividend and a dividend payment date, the sale of shares will be effected as soon as practicable after the dividend payment date.

    Name in Which Certificates Will Be Issued

Shareholder participants' accounts under the Plan will be maintained in the names in which certificates for shares of Common Stock of such participants are registered at the time they enter the Plan. The account of an employee participating in the Plan will be maintained in his or her name, unless instructed otherwise on an Employee Investment Authorization Form (e.g., the account may be established in the joint names of the employee and such other person or persons as he or she may designate, such as his or her spouse or children). Certificates for whole shares, when issued, will be registered in the names in which accounts under the Plan are maintained.

Should a participant want such shares registered in any other name upon the withdrawal of the shares from the Plan, the participant must so indicate in his or her request to Harris Bank. In the event of such a request, the participant will be responsible for any transfer taxes that may be due and for compliance with any applicable transfer requirements.

    No Transfer of Shares Held in Plan

Shares of Common Stock credited to the account of a participant under the Plan may not be assigned, pledged as collateral or otherwise transferred. A participant who wishes to assign, pledge or otherwise transfer such shares must request that a certificate for such shares be issued in his or her name.

OTHER INFORMATION

    Sale or Transfer of Registered Shares

At any time a participant may, without terminating participation in the Plan, request in writing that Harris Bank sell all or part of the whole shares credited to his or her Plan account. Any remaining whole shares and fractional share interest will continue to be credited to the participant's account.

If a participant sells all the shares of Common Stock registered in his or her name, but retains shares in the Plan, Harris Bank will continue to reinvest the cash dividends on shares in the Plan, subject to a participant's right to withdraw from the Plan at any time.

If a shareholder participant who has selected the Partial Dividend Reinvestment option disposes of a portion of the shares registered in his or her name, to the extent that such participant has registered in his or her name fewer shares than the number of shares designated as participating in the Plan, dividends on all shares remaining in the name of the participant will be reinvested under the Plan. If such participant subsequently acquires additional shares registered in his or her name, such additional shares shall be deemed to participate in the Plan until the number of shares equals the number of shares designated as participating in the Plan on the participant's then current Authorization Form.

    Securities of Another Issuer and Rights Offerings

In the event of any distribution of securities of another issuer by the Company, each participant will be entitled to receive such rights or securities based upon his or her total holdings of whole shares of Common Stock, including whole shares credited to his or her account under the Plan.

Rights which are applicable to shares credited to a participant's account under the Plan will be sold by Harris Bank, and the net proceeds will be used to purchase shares on the first business day of the following month. Any participant who desires to personally receive such rights must request, at least five business days prior to the record date for the issuance of any such rights that the whole shares of Common Stock credited to the participant's account be registered in the participant's name.

    Stock Dividends, Stock Splits and Stock Split-ups

Any stock dividends, stock splits or stock split-ups distributed by the Company on shares of Common Stock credited to the account of a participant under the Plan will be added to the participant's Plan account. Stock dividends, split shares or stock split-ups distributed on shares registered in the name of a participant will be mailed directly to the participant in the same manner as to shareholders who are not participating in the Plan.

    Voting of Shares Held in Plan

If a participant holds certificates for shares of Common Stock, the participant will be sent a proxy card in connection with any annual or special shareholders meeting. This proxy will apply to all shares registered in the participant's name and to all whole shares credited to the participant's account under the Plan. If the participant does not hold certificates for shares, the participant will receive a proxy card on which to indicate how the shares held by Harris Bank in the participant's Plan account are to be voted. Fractional shares will not be voted.

If the proxy card is signed and returned and no voting instructions are given with respect to any item on a properly issued card, all of the participant's shares of Common Stock covered by such proxy card will be voted in accordance with the recommendations of the Company's Board of Directors. If the card is not returned or is returned unsigned, the participant's shares will not be voted.

Whole shares of Common Stock held under the Plan by a participant may be voted at the meeting by the participant by obtaining a proxy from Harris Bank at least five business days prior to the date of the meeting.

    Responsibilities of the Company and the Bank Under the Plan

The Company reserves the right, acting in good faith, to interpret and regulate the Plan as deemed necessary or desirable in connection with the Plan's operation.

Neither the Company nor Harris Bank will be liable in connection with the interpretation, regulation or administration of the Plan for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon such participant's death prior to receipt of notice in writing of such death.

    Amendment or Termination by the Company

The Company reserves the right to suspend, modify or terminate the Plan at any time. All participants will be notified of any suspension, termination or significant modification of the Plan within a reasonable time prior to such change.

                              TAX CONSIDERATIONS

DIVIDEND REINVESTMENT FEATURE

Under the Plan, cash dividends otherwise payable to a participant may be reinvested in Common Stock at a defined average market price of the shares. See page 9, "Share Purchase Prices."

When Harris Bank as Plan Administrator acquires shares from the Company, the participant must include in gross income an amount equal to the reinvested dividends, and that amount will be the shareholder's tax basis for those shares.

In the event Harris Bank purchases Plan shares on the open market, a participant must include in gross income an amount equal to the actual purchase price of the shares, which is equal to the reinvested dividends, plus that portion of the brokerage fee, paid by the Company, which is attributable to the purchase of the participant's shares, and the participant's tax basis for such shares will be that amount.

OPTIONAL CASH PAYMENT AND PAYROLL DEDUCTION FEATURES

In the case of shares purchased from the Company with optional cash payments and amounts deducted from an employee's pay, the shareholder's tax basis for such shares will be the number of shares purchased, multiplied by the average of the high and low sales prices of the Common Stock on the Investment Date (defined, with respect to optional cash payments, as the first business day of each month, and, with respect to amounts deducted from employee participants' pay, as a date on which the shares are actually purchased). See page 9, "Purchases of Shares."

In the event Harris Bank purchases Plan shares on the open market, the participant's tax basis for such shares will be the actual purchase price of the shares, which is equal to the optional cash payments and amounts deducted from the employee's pay, plus that portion of the brokerage fee, paid by the Company, which is attributable to the purchase of the participant's shares.

FOREIGN SHAREHOLDERS

Any foreign shareholders who elect to participate in the Plan and whose dividends are subject to United States income tax withholding will have the withheld amounts deducted before the dividends are used to purchase shares under the Plan.

GENERAL INFORMATION

The brokerage fee attributable to the participant's shares and paid by the Company will constitute taxable income to the participant.

The holding period for shares acquired under the Plan will begin the day after the applicable Investment Date.

No taxable income is realized when a participant withdraws shares purchased under the Plan. However, a participant will recognize a taxable gain or loss when whole shares acquired under the Plan are sold by Harris Bank upon the participant's withdrawal from the Plan or upon sale of the shares by the participant. A participant will also recognize a taxable gain or loss when the participant receives a cash payment for a fractional share credited to his or her Plan account. The amount of such gain or loss will be the difference between the amount which the participant receives for his or her whole shares or fractional share and the tax basis thereof.

Participants and prospective participants should consult their own tax advisors concerning Federal income tax consequences of participation in the Plan. They should also obtain information concerning any applicable state, foreign, or local taxes.

                                USE OF PROCEEDS

The net proceeds from the sale of Common Stock offered under the Plan will be used for general corporate purposes, including capital expenditures. The Company has no basis for estimating either the number of shares of Common Stock that will be sold under the Plan or the prices at which such shares will be sold.

                                    EXPERTS

The financial statements and schedules incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been examined by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                                   LEGALITY

R. Thomas Howell, Jr., Vice President--General Corporate Counsel and Corporate Secretary of the Company, who rendered an opinion on the validity of the securities offered pursuant to the Plan, owned 66,798 shares of Common Stock (including 1,047 shares of Common Stock based on the conversion of 485 shares of Series B ESOP Convertible Preferred Stock at the conversion rate of 2.16) and had options to purchase 149,628 shares of Common Stock as of September 28, 1995 (the date of such opinion).

                                INDEMNIFICATION

  The Registrant's Bylaws and Section 14A:3-5 of the New Jersey Business Corporation Act provides for indemnification of the Company's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933. In addition, the Company has purchased insurance permitted by New Jersey on behalf of directors, officers, employees or agents which may cover liabilities under the Securities Act of 1933. The registrant has also entered into agreements with its directors which may provide indemnification for liabilities under the Securities Act of 1933.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.



THIS DOCUMENT IS
PRINTED ON               LOGO
RECYCLED PAPER

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--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Documents Incorporated by Reference and Available Information..............   2
The Company................................................................   2
Description of the Plan....................................................   3
  Purpose..................................................................   3
  Advantages...............................................................   3
  Administration...........................................................   4
  Participation by Shareholders of Record..................................   5
  Participation by Eligible Employees......................................   7
  Costs....................................................................   8
  Purchases of Shares......................................................   9
  Share Purchase Prices....................................................   9
  Optional Cash Payments...................................................  10
  Reports to Participants..................................................  10
  Certificates for Shares..................................................  11
  Other Information........................................................  12
Tax Considerations.........................................................  13
Use of Proceeds............................................................  15
Experts....................................................................  15
Legality...................................................................  15
Indemnification............................................................  15

                               ----------------

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESEN-TATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPA-NY. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES IMPLY THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            THE QUAKER OATS COMPANY

                                    Dividend
                                  Reinvestment
                                      and
                                 Stock Purchase
                                      Plan


                                      LOGO


                               September 28, 1995

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
QO-6155

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

      Registration fees................................................. $34,138
      Printing expenses................................................. $10,000
      Legal fees........................................................ $ 5,000
      Accounting fees and expenses...................................... $ 1,500
      Blue Sky fees and expenses........................................ $ 1,000
      Miscellaneous..................................................... $ 1,000
          Total......................................................... $52,638

--------
*All amounts are estimated except for registration fees.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  The registrant's Bylaws and Section 14A:3-5 of the New Jersey Business Corporation Act provide for limitation of liability and indemnification of the registrant's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933. In addition, the registrant has purchased insurance permitted by New Jersey on behalf of directors, officers, employees or agents which may cover liabilities under the Securities Act of 1933. The registrant has also entered into agreements with its directors which may provide indemnification for liabilities under the Securities Act of 1933.

ITEM 16. EXHIBITS.

     4(a)    --  Restated Certificate of Incorporation (as of November 9,
                 1994) (incorporated by reference to registrant's Form
                 10-K for the fiscal year ended June 30, 1995, file num-
                 ber 1-12)
     4(b)    --  Bylaws of The Quaker Oats Company (as amended January
                 11, 1995) (incorporated by reference to registrant's
                 Form 10-K for the fiscal year ended June 30, 1995, file
                 number
                 1-12)
     4(c)    --  Amended and Restated Rights Agreement as amended and re-
                 stated as of July 12, 1989 (incorporated by reference to
                 registrant's Registration Statement on Form 8-A, file
                 number 1-12)
     5       --  Opinion of R. Thomas Howell, Jr., Vice President--Gen-
                 eral Corporate Counsel and Corporate Secretary of the
                 Registrant as to the legality of the securities being
                 registered
     23(a)   --  Consent of Arthur Andersen LLP, Independent Certified
                 Public Accountants
     23(b)   --  Consent of R. Thomas Howell, Jr., Vice President--Gen-
                 eral Corporate Counsel and Corporate Secretary of the
                 Registrant (included in Exhibit 5)
     24      --  Powers of Attorney

ITEM 17. UNDERTAKINGS.

  The undersigned registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CHICAGO, STATE OF ILLINOIS, ON SEPTEMBER 28, 1995.

                                          The Quaker Oats Company

                                                  William D. Smithburg*
                                          By: _________________________________
                                                  William D. Smithburg,
                                               Chairman and Chief Executive
                                                         Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW ON THE 28TH DAY OF SEPTEMBER 1995, BY THE FOLLOWING PERSONS ON BEHALF OF THE REGISTRANT AND IN THE CAPACITIES INDICATED.

                 SIGNATURE                                     TITLE
                 ---------                                     -----

           William D. Smithburg*            Chairman and Chief Executive Officer and
___________________________________________   Director
           William D. Smithburg

            Robert S. Thomason*             Senior Vice President and Chief Financial
___________________________________________   Officer
            Robert S. Thomason

            Thomas L. Gettings*             Vice President and Corporate Controller
___________________________________________
            Thomas L. Gettings

            Frank C. Carlucci*              Director
___________________________________________
             Frank C. Carlucci

            Silas S. Cathcart*              Director
___________________________________________
             Silas S. Cathcart

           Kenneth I. Chenault*             Director
___________________________________________
            Kenneth I. Chenault

              Judy C. Lewent*               Director
___________________________________________
              Judy C. Lewent

          Vernon R. Loucks, Jr.*            Director
___________________________________________
           Vernon R. Loucks, Jr.

            Thomas C. Macavoy*              Director
___________________________________________
             Thomas C. Macavoy

            Philip A. Marineau*             Director
___________________________________________
            Philip A. Marineau


                 SIGNATURE                                     TITLE
                 ---------                                     -----
            Luther C. McKinney*             Director
___________________________________________
            Luther C. McKinney

          Gertrude G. Michelson*            Director
___________________________________________
           Gertrude G. Michelson

             Walter J. Salmon*              Director
___________________________________________
             Walter J. Salmon

             William L. Weiss*              Director
___________________________________________
             William L. Weiss

       /s/ R. Thomas Howell, Jr.
*By: ________________________________
         R. Thomas Howell, Jr.
           Attorney-in-Fact


                                 EXHIBIT INDEX                                           PAPER (P),
                                                                                     ELECTRONIC (E) OR
EXHIBIT                                                                               INCORPORATED BY
  NO.                             DESCRIPTION                                         REFERENCE (IBRF)
-------        -----------------------------------------------------------------      ----------------
     4(a)      --Restated Certificate of Incorporation (as of Novenber 9, 1994)             IBRF
                (incorporated by reference to registrant's Form 10-K for the fiscal year ended June 30, 1995, file number 1-12)
     4(b)      --Bylaws of The Quaker Oats Company (as amended January 11, 1995)            IBRF
                (incorporated by reference to registrant's Form 10-K for the fiscal year ended June 30, 1995, file number 1-12)
     4(c)      --Amended and Restated Rights Agreement, as amended and restated             IBRF
                as of July 12, 1989 (incorporated by reference to registrant's
                Registration Statement on Form 8-A, file number 1-12)
     5         --Opinion of R. Thomas Howell, Jr., Vice President--General                    E
                Corporate Counsel and Corporate Secretary of the Registrant, as
                to the legality of the securities being registered
     23(a)     --Consent of Arthur Andersen LLP, Independent Certified Public                 E
                Accountants
     23(b)     --Consent of R. Thomas Howell, Jr., Vice President--General                    E
                Corporate Counsel and Corporate Secretary of the Registrant
                (included in Exhibit 5)
     24        --Powers of Attorney                                                           E